SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported):   February 1, 1996




                    OPTIMAX INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)




COLORADO                   0-19082                  84-1059458
(State or other     (Commission file number)  (Employer Identi-
incorporation                                     fication No.)




   4465 Northpark Drive, Colorado Springs, Colorado     80907
 (Address of principal executive offices)            (Zip Code)




  Registrant's telephone number,incl. area code:(407) 790-1422




        16361 Norris Road, Loxahatchee, Florida  33470
 (Former name or former address, if changed since last report)


ITEM 5:          OTHER EVENTS.

  On July 31, 1995, the Company closed upon the acquisition of certain assets of Switchgear Systems, Inc., a Texas corporation ("SSI"), pursuant to an Asset Purchase and Sale Agreement dated as of July 13, 1995 (the "Agreement"). That acquisition was reported by the Company on its Current Report on Form 8-K dated July 31, 1995, as filed with the Commission on August 15, 1995.

  In conformity with the requirements of Item 7(a) of Form 8-K and Regulation SB, Item 310, the Company engaged a firm of independent public accountants who performed an audited examination of the financial statements of SSI for the required periods. The audited financial statements of SSI and pro forma financial information covering the acquisition of the assets of SSI by the Company were filed with the Commission under cover of Form 8-K/A-1 on October 16, 1995.

  Based upon the results of the audited examination of the SSI financial statements, the Company discovered that there existed a material and substantial variance between the audited financial condition and historical results of operations of SSI and the information, financial and otherwise, provided by SSI prior to Closing. In addition, the audited examination of the SSI financial statements disclosed numerous operational irregularities that had been effected by the prior owner of SSI without the Company's knowledge and without disclosure prior to the closing.

  Based upon these discoveries, the Company concluded that there existed facts which would support a claim that the acquisition by the Company of the assets of SSI had been induced by fraud on the part of the Seller both by misrepresentation of material fact and by the omission to disclose material information by the Seller. As a result, on November 22, 1995 the Company's representative served notice upon SSI that the Company had elected to rescind the transaction and would seek to recoup the capital investment that the Company had made into the business prior to its discovery of the facts which it believes constituted fraud in the inducement.

  On approximately November 28, 1995, litigation was commenced in the District Court of Dallas County, Texas, Case Number 95-12444. In that civil action, claims for breach of contract are asserted by SSI and its sole shareholder, David E. Muir ("Muir") against the Company and its wholly-owned subsidiary, Switchgear Systems International, Inc. ("SSII"), and the Company and SSII correspondingly are asserting claims against SSI and Muir to enforce its election to rescind the transaction, and for damages due to fraud in the transaction. In that civil action, a preliminary injunction has been entered by the Court in favor of the Company and against SSI and Muir from disposing or in any other way taking control of the assets of SSI pending further order of the Court.

  SSII is no longer in operation. The assets have been seized and sold on foreclosure of a lien for unpaid rent by the owner of the business premises in which it had been a subtenant. The proceeds of the sale were used to pay rent arrearage, with a balance having been paid to the Internal Revenue Service for accrued and unpaid payroll taxes. It is unlikely that SSII will resume operations as a going concern in the future.

  Based upon the foregoing, the Company intends to vigorously pursue enforcement of its rescission of the acquisition of SSI and pursue other remedies for damages which it has against the principals of SSI, and to defend itself against the claims of SSI and Muir, which it believes are without merit.



                             SIGNATURE



 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     OPTIMAX INDUSTRIES, INC.



Dated: February   ,  1996       /s/ Paul Stevens
                                Paul Stevens, President